Prospectus Supplement No. 6 filed pursuant to
Rule 424(b)(3)
Registration Statement No. 333-89546

31,971,713 Shares

Summus, Inc. (USA)

Common Stock

(par value $.001 per share)

_______________________

This Prospectus Supplement No. 6 supplements and amends the prospectus dated July 22, 2002 and the prospectus supplements dated October 2, 2002, December 12, 2002, March 10, 2003, May 1, 2003 and May 30, 2003 relating to the resale of up to 31,971,713 shares of common stock of Summus, Inc. (USA).

The section entitled "Selling Shareholders" on page 67 of the prospectus dated July, 22, 2002 and the prospectus supplements dated October 2, 2002, December 12, 2002, March 10, 2003, May 1, 2003 and May 30, 2003 is hereby deleted and replaced in its entirety as follows.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

_______________________

The date of this prospectus supplement is June 12, 2003.

SELLING SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of common stock by the selling shareholders as of the date of this prospectus, and the number of shares of common stock covered by this prospectus.  Except as otherwise noted below, none of the selling shareholders has held any position or office, or has had any other material relationship with us or any of our affiliates within the past three years.

From July 2000 to July 16, 2002, Summus, Inc. has raised capital through private placements to accredited investors; issued shares and warrants in settlement of amounts due to vendors; and issued shares and warrants in settlement of litigation. The shares in the private placements that were sold to the selling shareholders in this prospectus were at prices ranging from  $0.50 to $4.62.  In connection with the sale of each of these shares of Summus, Inc. common stock, we generally issued two (2) warrants to purchase additional shares of our common stock . These warrants ranged in exercise price from $0.53 to $5.25 per share, may be exercised six months after their issuance, and expire five years after their issuance The number of shares and warrants issued to vendors and issued in settlement of litigation were determined through arms-length negotiations with those parties.

Summus, Inc. issued $500,000 of its 6% Convertible Debentures (the "Debentures") to Palisaides Equity Fund, L.P. and Alpha Capital AGB on July 19, 2002. All of these debentures have been converted into common stock of Summus.  This principal amount of these Debentures were converted into our common stock at a conversion rate of $0.29 per share. In connection with the issuance of the Debentures, we also issued 1,724,138 warrants to purchase shares of our common stock. 862,069 of these warrants are exercisable at $0.47 per share, and 862,069 of these warrants are exercisable at $0.59 per share. These warrants expire three years after their issuance.

Each of the selling shareholders in this prospectus and Summus, Inc. also executed an agreement in which Summus, Inc. agreed to register the shares and shares underlying the warrants held by the selling shareholders in a registration statement on Form S-1 covering the resale of the common shares sold to the selling shareholders and the shares underlying the warrants.  Summus, Inc. also agreed to pay all reasonable expenses incurred in connection with the registration statement, of which this prospectus is a part.

Stuart Diamond served as Chairman of High Speed Net Solutions, Inc., Summus, Inc.’s predecessor, from February 2001 until July 2001.  Michael Cimino served as President and Chief Executive Officer of High Speed from April 1999 until August 1999.  Douglas May was an officer of our wholly-owned subsidiary, Douglas May & Co., Inc. from June 30, 2000 until September 19, 2001.  Richard F. Seifert served as Co-Chief Executive Officer from February 2001 until November 2001and as Executive Vice President of Corporate Development from November 2001 until July 8, 2002.  Mr. Seifert has been and remains a director of Summus since February 1999.   David C. Cox, Trey Fecteau, I. James Folds, Gregory E. Gilbert, Bruce Goldfarb, David C. Millikan, Van Ernst Jakobs and HPC Capital Management  received shares and warrants in the last these years in connection with their assistance to Summus, Inc. in its capital raising activities.

The number of shares of common stock that may be actually purchased by certain selling shareholders under the warrants and the number of shares of common stock that may be actually sold by each selling shareholder will be determined by such selling shareholder.  Because certain selling shareholders may purchase all, some or none of the shares of common stock which can be purchased under the warrants and each selling shareholder may sell all, some or none of the shares of common stock which each holds, and because the offering contemplated by this prospectus is not currently being underwritten, no estimate can be given as to the number of shares of common stock that will be held by the selling shareholders upon termination of the offering.  The information set forth in the following table regarding the beneficial ownership after resale of shares is based on the assumption that each selling shareholder will purchase the maximum number of shares of common stock provided for by the warrants  owned by the selling shareholder and each selling shareholder will sell all of the shares of common stock owned by that selling shareholder and covered by the prospectus.

PRIVATE PLACEMENT SHAREHOLDERS		Shares Beneficially Owned Before Offering						Shares Beneficially Owned after Offering

COMPANY / LAST NAME	FIRST NAME	Shares	Warrants	Total	%	Number of Shares Being Offered	Number of Shares Underlying Warrants Being Offered	Number of Shares	%
AAA TRUSTS COMPANY, LTD.	A. DE HAAN	529,671	763,342	1,293,013	2.71%	281,671	763,342	248,000	*
ALDRIDGE III	WILLIS H.	11,700	12,000	23,700	*	6,000	12,000	5,700	*
Alex de Waal Financial Consultancy B.V.	Attention Mr. A.V. de Waal	2,500	5,000	7,500	*	2,500	5,000	0	*
ALFRED WILLIAMS & CO.		129,756	0	129,756	*	116,756	0	13,000	*
ANDREWS	JAMES D.	5,000	10,000	15,000	*	5,000	10,000	0	*
ASHBY	JAMES N.	15,750	10,000	25,750	*	5,000	10,000	10,750	*
AYERS	JERE A.	100,000	200,000	300,000		100,000	200,000	0	*
BAILEY	JAMES D. & ELEANOR M. BAILEY JT TEN	99,390	137,600	236,990	*	63,200	137,600	36,190	*
BAILEY	JEROME H.	140,000	280,000	420,000	*	140,000	280,000	0	*
BAKO	JOHN R.	26,460	20,000	46,460	*	0	20,000	26,460	*
BANDY	WILLIAM B.	434,000	750,000	1,184,000	2.48%	310,000	750,000	124,000	*
BARIC	MARK	15,000	0	15,000	*	15,000	0	0	*
BARTON	DOUGLAS A.	175,000	150,000	325,000	*	75,000	150,000	100,000	*
BAUMGARTNER	RICHARD	12,333	16,666	28,999	*	8,333	16,666	4,000	*
BEGLE	CURTIS L. & KELLEY L. MEISLER-BEGLE	20,000	40,000	60,000	*	20,000	40,000	0	*
BEHEER	REGENBOOG B. V.	5,000	10,000	15,000	*	5,000	10,000	0	*
BELL	ROBERT A.	20,000	90,000	110,000	*	20,000	90,000	0	*
BEMUS	GEORGE HOWARD	3,571	7,142	10,713	*	3,571	7,142	0	*
BERTHOUD	STEPHEN M.	23,364	27,778	51,142	*	13,889	27,778	9,475	*
BIVENS	THOMAS	234,730	485,460	720,190	1.52%	234,730	485,460	0	*
BODOLAY	JOHN	35,000	80,000	115,000	*	20,000	80,000	15,000	*
BONDS	JAMES L. & VICKY A BONDS	43,950	57,500	101,450	*	22,500	57,500	21,450	*
BONENBERGER	MARK	2,000	4,000	6,000	*	2,000	4,000	0	*
BONENBERGER	RICHARD W. & JERIANNE	419,667	865,834	1,285,501	2.69%	419,667	865,834	0	*
BONENBERGER	ROBERT	264,667	488,834	753,501	1.59%	230,667	488,834	34,000	*
BONENBERGER	TRACY	2,000	4,000	6,000	*	2,000	4,000	0	*
Bottinga	S.F.T.	250	500	750	*	250	500	0	*
BOXER	BRIAN	140,000	260,000	400,000	*	80,000	260,000	60,000	*
BRAAM	HENDRIKA & FRANKE N. I. SCHEPER	12,425	327,850	340,275	*	12,425	327,850	0	*

PRIVATE PLACEMENT SHAREHOLDERS		Shares Beneficially Owned Before Offering						Shares Beneficially Owned after Offering

COMPANY / LAST NAME	FIRST NAME	Shares	Warrants	Total	%	Number of Shares Being Offered	Number of Shares Underlying Warrants Being Offered	Number of Shares	%
BRIDGES JR.	HAROLD A.	94,175	110,000	204,175	*	55,000	110,000	39,175	*
BRINK	GERALD & PAMELA A. VANCIL	61,000	60,000	121,000	*	30,000	60,000	31,000	*
BRODSKY P. A.	RICHARD E.	175,000	0	175,000	*	175,000	0	0	*
Bron	J.L.	1,000	2,000	3,000	*	1,000	2,000	0	*
Brouwer	A.J.P.	52,500	45,000	97,500	*	22,500	45,000	30,000	*
Brouwer	J.A.M. & Mrs. M.C.W. Brouwer-Baaren	3,500	2,000	5,500	*	1,000	2,000	2,500	*
BROWN	HARRY C.	690,500	200,000	890,500	1.89%	145,000	200,000	545,500	1.20%
BRYANT JR.	C. E.	156,000	280,000	436,000	*	115,000	280,000	41,000	*
Buis	A.G.	800	1,600	2,400	*	800	1,600	0	*
BURGIO	JAMES G. & LINDA P. BURGIO	100,000	170,000	270,000	*	85,000	170,000	15,000	*
Cassee	E.P.	17,000	8,000	25,000	*	4,000	8,000	13,000	*
CATANO	JENNIFER	6,500	0	6,500	*	6,500	0	0	*
CIMINO	GINA M.	266,667	533,334	800,001	1.68%	266,667	533,334	0	*
CIMINO	SHARON L.	10,000	20,000	30,000	*	10,000	20,000	0	*
CIMINO, ATBE	GINA M. & MICHAEL M.	125,000	500,000	625,000	1.32%	125,000	500,000	0	*
CLINE	DOUGLAS D.	443,096	886,192	1,329,288	2.78%	443,096	886,192	0	*
COMMCell LP	DAVID LABIAK	45,000	90,000	135,000	*	45,000	90,000	0	*
COX	DAVID C.	33,350	32,700	66,050	*	16,350	32,700	17,000	*
CROPPER	RONALD P.	90,000	0	90,000	*	90,000	0	0	*
D&R HOLDING CO. LLC	DON GONTERMAN	95,000	130,000	225,000	*	65,000	130,000	30,000	*
Daniels	P.J.C.	950	1,000	1,950	*	500	1,000	450	*
DAVIS	MARK J.	14,650	20,000	34,650	*	10,000	20,000	4,650	*
de Bruin	G. & Mrs. A. de Bruinden Boer	55,000	20,000	75,000	*	10,000	20,000	45,000	*
de Graaf	G. & Mrs. J. de Graaf Scheepbouwer	10,000	20,000	30,000	*	10,000	20,000	0	*
de Greef	W.F.M. & Mrs. C.C. de Greef-Wimmers	1,000	2,000	3,000	*	1,000	2,000	0	*
de Groot	R.	800	1,200	2,000	*	600	1,200	200	*
de Groot	R.P.	800	1,600	2,400	*	800	1,600	0	*
de Haan	D.J.	4,000	5,000	9,000	*	2,500	5,000	1,500	*
de Haan	M.	14,350	6,500	20,850	*	3,250	6,500	11,100	*
DE JONG	RON	25,000	72,500	97,500	*	25,000	72,500	0	*
De POORTERE	FRANCIS J. & JACQUELINE R. De POORTERE	100,600	180,000	280,600	*	85,000	180,000	15,600	*
DE POORTERE	VINCENT P.	5,000	0	5,000	*	5,000	0	0	*

PRIVATE PLACEMENT SHAREHOLDERS		Shares Beneficially Owned Before Offering						Shares Beneficially Owned after Offering

COMPANY / LAST NAME	FIRST NAME	Shares	Warrants	Total	%	Number of Shares Being Offered	Number of Shares Underlying Warrants Being Offered	Number of Shares	%
de Waaijer	J.A.	1,000	2,000	3,000	*	1,000	2,000	0	*
DEDECKER	DOUGLAS J. & FIDELITY IRA ROLLOVER ACCOUNT	30,550	39,100	69,650	*	5,000	39,100	25,550	*
DEDECKER	DOUGLAS J. & LORNA TROWBRIDGE	38,446	47,500	85,946	*	38,446	47,500	0	*
DENSIESKI TTEE UTD 8-11-93	BENJAMIN R.	50,000	20,000	70,000	*	10,000	20,000	40,000	*
DEVONE	BRIAN S.	7,100	7,200	14,300	*	3,600	7,200	3,500	*
DEVONE	CHRISTOPHER V.	19,000	0	19,000	*	19,000	0	0	*
DEVONE	CHRISTOPHER V. & KAREN M DEVONE	8,334	59,668	68,002	*	8,334	59,668	0	*
DEVONE	LORRAINE E.	10,167	13,334	23,501	*	6,667	13,334	3,500	*
DEVONE, JR.	JAMES L.	7,575	7,200	14,775	*	3,600	7,200	3,975	*
DEVONE, SR.	JAMES L.	12,550	5,000	17,550	*	2,500	5,000	10,050	*
DEWITT	DAVE & ROSE	10,000	20,000	30,000	*	10,000	20,000	0	*
DIAMOND	STUART	602,458	0	602,458	1.27%	88,187	0	514,271	1.14%
DO	KIM QUY	40,740	50,000	90,740	*	25,000	50,000	15,740	*
DRESNER CORPORATE SERVICES, INC.		105,000	0	105,000	*	105,000	0	0	*
DUFFY	DONALD R.	25,500	20,000	45,500	*	10,000	20,000	15,500	*
DUNAVANT	WILLIAM R.	370,000	0	370,000	*	370,000	0	0	*
EDSON	JAMES MARKHAM & LYNN M. EDSON JT TEN	13,530	20,000	33,530	*	10,000	20,000	3,530	*
EENKHOORN	PETE	19,500	39,000	58,500	*	19,500	39,000	0	*
EHLING	FRANCIS L.	6,167	8,334	14,501	*	4,167	8,334	2,000	*
EISERT	RYAN	10,000	20,000	30,000	*	10,000	20,000	0	*
ELLIS	ISABEL R.	13,500	24,000	37,500	*	12,000	24,000	1,500	*
ERESOURCE CAPITAL GROUP INC.		11,120	120,000	131,120	*	5,560	120,000	5,560	*
FECTEAU	TREY	0	40,000	40,000	*	0	40,000	0	*
FERNYHOUGH	JEFFREY C.	33,333	66,666	99,999	*	33,333	66,666	0	*
FITZGERALD III	HERBERT E.	37,044	45,000	82,044	*	29,772	45,000	7,272	*
FOLDS	I. JAMES	78,850	66,334	145,184	*	36,802	66,334	42,048	*
Fonkert	J.E. & Mrs. M.J. Fonkert-Renout	2,000	4,000	6,000	*	2,000	4,000	0	*
FRIESINGER	CRAIG	30,467	33,334	63,801	*	16,667	33,334	13,800	*
FROMER	PATRICK	8,000	16,000	24,000	*	8,000	16,000	0	*
GAERTNER	CHRIS	30,000	0	30,000	*	30,000	0	0	*

PRIVATE PLACEMENT SHAREHOLDERS		Shares Beneficially Owned Before Offering						Shares Beneficially Owned after Offering

COMPANY / LAST NAME	FIRST NAME	Shares	Warrants	Total	%	Number of Shares Being Offered	Number of Shares Underlying Warrants Being Offered	Number of Shares	%
GARMON	CLAYTON	2,500	5,000	7,500	*	2,500	5,000	0	*
GILBERT	GREGORY E.	119,159	268,318	387,477	*	119,159	268,318	0	*
GILBERT	SUZANNE HARRIS	92,300	184,600	276,900	*	92,300	184,600	0	*
GLEASON	DAVID	8,333	36,666	44,999	*	8,333	36,666	0	*
GOLDFARB	BRUCE	100,000	25,000	125,000	*	100,000	25,000	0	*
GONTERMAN	DONALD C. & DEBRA R. GONTERMAN	35,900	70,000	105,900	*	35,000	70,000	900	*
GREAT COMMISSION, THE		55,556	111,112	166,668	*	55,556	111,112	0	*
GRISSOM	LANNY & DIANA GRISSOM JT TEN	120,464	96,000	216,464	*	120,464	96,000	0	*
GUARD	BOYD A.	18,630	2,000	20,630	*	1,000	2,000	17,630	*
HALIFAX ESTATE LIMITED PARTNERSHIP		35,550	45,570	81,120	*	0	45,570	35,550	*
HALL	FLETCHER	6,250	0	6,250	*	6,250	0	0	*
HALL	MAURICE	5,555	0	5,555	*	5,555	0	0	*
HAMMETT	DONALD D.	50,000	100,000	150,000	*	50,000	100,000	0	*
HARGRAVES	JOHN D. HARGRAVES & ARTHUR L. HARGRAVES & TTEES FBO THE DECEDENTS OF THE HARGRAVES FAMILY TRUST	193,293	336,666	529,959	*	168,333	336,666	24,960	*
HAZELEGER	HENK	17,000	34,000	51,000	*	17,000	34,000	0	*
HAZELEGER	PASCAL W. R.	114,500	6,000	120,500	*	103,000	6,000	11,500	*
HENRIKSON	MARK D.	34,334	45,468	79,802	*	20,334	45,468	14,000	*
HILL JR.	JULIAN J.	2,505	0	2,505	*	2,000	0	505	*
HINTON	JOHN	8,333	16,666	24,999	*	8,333	16,666	0	*
HOLLAND & KNIGHT LLP		738,636	0	738,636	*	738,636	0	0	*
HOLLEMAN	L. WORTH	25,000	50,000	75,000	*	25,000	50,000	0	*
Hoog-Teilingen Investments B.V.		1,000	2,000	3,000	*	1,000	2,000	0	*
Houtlosser	R.	15,000	10,000	25,000	*	5,000	10,000	10,000	*
HUGHES	KURTIS D.	38,492	76,984	115,476	*	38,492	76,984	0	*
HUTCHINS	BRENDON	4,878	5,556	10,434	*	2,778	5,556	2,100	*
JABLONSKI	MARION & DOROTHY J JABLONSKI JT TEN	104,000	140,000	244,000	*	62,500	140,000	41,500	*
JABLONSKI	STANLEY W.	36,000	200,000	236,000	*	35,000	200,000	1,000	*
JAMACK LP		19,982	39,964	59,946	*	19,982	39,964	0	*
JANICKAS	ARNOLD	10,000	20,000	30,000	*	10,000	20,000	0	*

PRIVATE PLACEMENT SHAREHOLDERS		Shares Beneficially Owned Before Offering						Shares Beneficially Owned after Offering

COMPANY / LAST NAME	FIRST NAME	Shares	Warrants	Total	%	Number of Shares Being Offered	Number of Shares Underlying Warrants Being Offered	Number of Shares	%
JARBOE	ANDREW J.	22,222	44,444	66,666	*	22,222	44,444	0	*
JENKINS	TOM A.	28,570	20,000	48,570	*	0	20,000	28,570	*
JOHNS	R. MICHAEL & DEBRA LEE JOHNS	27,000	20,000	47,000	*	10,000	20,000	17,000	*
JOHNSON	JEFFREY B.	54,350	100,000	154,350	*	50,000	100,000	4,350	*
JOHNSON	RONALD	5,000	10,000	15,000	*	5,000	10,000	0	*
Jonkergouw	A.H.M. &	2,000	4,000	6,000	*	2,000	4,000	0	*
Joziasse	C. & Mrs. M. Joziasse-Schout	1,000	2,000	3,000	*	1,000	2,000	0	*
KAAT	KEITH L.	61,500	110,000	171,500	*	55,000	110,000	6,500	*
KAPRAL	JAMES	23,000	30,000	53,000	*	15,000	30,000	8,000	*
KASARABADA	VIKRANT	1,846	0	1,846	*	1,846	0	0	*
KRYSTOSEK	RANDALL	15,000	30,000	45,000	*	15,000	30,000	0	*
LEHO	JOSEPH M. & CRYSTAL L LEHO JT TEN	200,000	220,000	420,000	*	100,000	220,000	100,000	*
LEIBMAN	MINDY L.	22,000	44,000	66,000	*	22,000	44,000	0	*
LYNCH	GREGORY A. & JANET L LYNCH JT TEN	40,450	40,000	80,450	*	10,000	40,000	30,450	*
MAINSE	STUART & LESLEY	58,333	116,666	174,999	*	58,333	116,666	0	*
MANAS, d.o.o.		122,581	0	122,581	*	122,581	0	0	*
MARTIN	JACK	2,500	0	2,500	*	2,500	0	0	*
MARVEL	RAYMOND C.	11,500	13,000	24,500	*	6,500	13,000	5,000	*
MATHERS	WILLIAM C.	20,000	0	20,000	*	20,000	0	0	*
MAXWELL	BEVERLY ANN	100	200	300	*	100	200	0	*
MAY	DOUGLAS	50,000	0	50,000	*	50,000	0	0	*
MAY	ROBERT V.	1,666	3,333	4,999	*	1,666	3,333	0	*
MCCOY	PAT E.	57,000	87,000	144,000	*	20,000	87,000	37,000	*
MCDONALD	C. W.	26,500	100,000	126,500	*	26,500	100,000	0	*
MCDOWELL	STEVE WAYNE	13,650	17,000	30,650	*	8,500	17,000	5,150	*
MCKEEL	GARY WAYNE & FRANKLIN THOMAS	40,000	80,000	120,000	*	40,000	80,000	0	*
MCKENZIE	GERALDINE	15,000	10,000	25,000	*	5,000	10,000	10,000	*
MCKENZIE TTEE	LARRY & ENGLEWOOD ANIMAL HOSPITAL	188,933	219,666	408,599	*	109,833	219,666	79,100	*
MEISLER	DONALD	145,100	200,000	345,100	*	100,000	200,000	45,100	*
MEISLER	RONALD	46,038	30,000	76,038	*	15,000	30,000	31,038	*
MEISLER	SHELBY	22,000	44,000	66,000	*	22,000	44,000	0	*
MEISLER	WILLIAM S. & EVELYN M. MEISLER	70,000	140,000	210,000	*	70,000	140,000	0	*

PRIVATE PLACEMENT SHAREHOLDERS		Shares Beneficially Owned Before Offering						Shares Beneficially Owned after Offering

COMPANY / LAST NAME	FIRST NAME	Shares	Warrants	Total	%	Number of Shares Being Offered	Number of Shares Underlying Warrants Being Offered	Number of Shares	%
Mellegers	J. & Mrs. R.M. Mellegers-Plomp	7,500	15,000	22,500	*	7,500	15,000	0	*
MIGLIORINI	BARRY	51,875	0	51,875	*	51,875	0	0	*
MILLER	BRIAN	20,000	10,000	30,000	*	5,000	10,000	15,000	*
MILLIKAN	DAVID C.	51,668	3,333	55,001	*	1,668	3,333	50,000	*
Minnen	B.	2,100	4,200	6,300	*	2,100	4,200	0	*
MIZELL	EMMA	25,000	0	25,000	*	5,000	0	20,000	*
MOORE	RONALD BRIEN	26,100	20,000	46,100	*	10,000	20,000	16,100	*
Mulder	J.	1,000	2,000	3,000	*	1,000	2,000	0	*
MURRAY	JOSEPH R.	24,867	33,334	58,201	*	16,667	33,334	8,200	*
NAVENTI	JACK	51,875	0	51,875	*	51,875	0	0	*
NESS	GINA M.	200	0	200	*	200	0	0	*
NESSEN	JUDY	32,000	50,000	82,000	*	25,000	50,000	7,000	*
NICHOLSON	ROBERT L.	50,000	70,000	120,000	*	35,000	70,000	15,000	*
NIEUWENHUIJS	NICO	10,000	20,000	30,000	*	10,000	20,000	0	*
NUCKOLS	RICHARD W.	18,052	0	18,052	*	18,052	0	0	*
OLSEN	CHARLES T.	29,857	43,200	73,057	*	21,600	43,200	8,257	*
Paauw and/of J.G. Heijneman	H.K. &	2,000	4,000	6,000	*	2,000	4,000	0	*
PENNE & EDMONDS LLP		337,653	0	337,653	*	337,653	0	0	*
PISCAZZI	JOHN ANTHONY	900	1,000	1,900	*	0	1,000	900	*
PISCAZZI	ROCCO SWANK	13,000	18,000	31,000	*	9,000	18,000	4,000	*
PISCAZZI JR.	JOSEPH JAMES	12,500	18,000	30,500	*	9,000	18,000	3,500	*
PISCAZZI SR.	JOSEPH JAMES	1,500	3,000	4,500	*	1,500	3,000	0	*
PLUSSTATION LLC		235,000	0	235,000	*	235,000	0	0	*
POND	RANDALL S. & SUSAN POND JT TEN	24,233	48,000	72,233	*	24,000	48,000	233	*
Ponomo Ltd		7,750	15,500	23,250	*	7,750	15,500	0	*
RABEN	LARRY & BARBARA RABEN	5,000	10,000	15,000	*	5,000	10,000	0	*
RAEBER	ERIC	741,500	198,419	939,919	2.25%	120,500	198,419	621,000	1.37%
RAINWATER ENTERPRISES LTD	DEFINED BENEFIT PENSION PLAN-ROLLOVER	76,464	0	76,464	*	72,464	0	4,000	*
REAMS	THOMAS S.	7,272	0	7,272	*	7,272	0	0	*
REEPEN	BRUNO & DAVE SILLA	32,085	15,000	47,085	*	7,500	15,000	24,585	*
REIF	CLAIRE	0	50,000	50,000	*	0	50,000	0	*
Rijs	M.	7,500	9,000	16,500	*	4,500	9,000	3,000	*
ROBBINS	JERRY	8,334	16,668	25,002	*	8,334	16,668	0	*
ROBERTS	CLAYTON J.	50,617	75,334	125,951	*	37,667	75,334	12,950	*
ROYSTER	CARROLL & PAULA M. ROYSTER	20,000	40,000	60,000	*	20,000	40,000	0	*

PRIVATE PLACEMENT SHAREHOLDERS		Shares Beneficially Owned Before Offering						Shares Beneficially Owned after Offering

COMPANY / LAST NAME	FIRST NAME	Shares	Warrants	Total	%	Number of Shares Being Offered	Number of Shares Underlying Warrants Being Offered	Number of Shares	%
SCHNEIDER	SCOTT M	10,000	20,000	30,000	*	10,000	20,000	0	*
SCHNYDER	MICHEL	151,080	170,000	321,080	*	85,000	170,000	66,080	*
SCHRADER	ROBERT G.	58,333	116,666	174,999	*	58,333	116,666	0	*
Schut	R.J.H.	1,000	2,000	3,000	*	1,000	2,000	0	*
SEIFERT	RICHARD & RITA SEIFERT	55,556	111,112	166,668	*	55,556	111,112	0	*
SEIFERT	RICK	0	5,341	5,341	*	0	5,341	0	*
SHOOK	LARRY B.	49,000	40,000	89,000	*	20,000	40,000	29,000	*
SINGER	RICHARD G.	35,000	40,000	75,000	*	20,000	40,000	15,000	*
SMITH	BELVIN G.	180,800	360,000	540,800	*	180,000	360,000	800	*
SNS SECURITIES N. V. AMSTERDAM	EGBERT TILLEMMA	90,000	180,000	270,000	*	90,000	180,000	0	*
SPICKARD	MICHAEL M.	18,000	36,000	54,000	*	18,000	36,000	0	*
SPIELMAN	RODNEY	11,010	20,000	31,010	*	10,000	20,000	1,010	*
STAFFORD	JESSE J. & EMOGENE L STAFFORD	10,000	20,000	30,000	*	10,000	20,000	0	*
STEPHANUS	JOHN	122,778	195,556	318,334	*	97,778	195,556	25,000	*
STONE, Trustee of the Thomas J. Stone Revocable Trust	THOMAS J.	20,000	20,000	40,000	*	10,000	20,000	10,000	*
STRATMAN	BRIAN & SHELLEY MEISLER-STRATMAN	20,000	40,000	60,000	*	20,000	40,000	0	*
STRAUGHAN III	H. RANDOLPH & DIANA K. STRAUGHAN JT TEN	70,995	59,000	129,995	*	29,500	59,000	41,495	*
TERBLANCHE	JACQUES	1,000	0	1,000	*	1,000	0	0	*
TERRANOVA CAPITAL	PARTNERS, INC.	68,000	0	68,000	*	68,000	0	0	*
THACKER	WILLIAM C.	20,000	40,000	60,000	*	20,000	40,000	0	*
THOMPSON	ANN MATHERLEE	27,777	55,554	83,331	*	27,777	55,554	0	*
THOMPSON	CLIFFORD	80,000	160,000	240,000	*	80,000	160,000	0	*
THOMPSON	RANDOLPH BREWSTER	30,000	60,000	90,000	*	30,000	60,000	0	*
THOMPSON	ROBERT S.	7,300	0	7,300	*	7,300	0	0	*
TRENT TECHNOLOGY FUND LP	DAVID LABIAK	45,000	90,000	135,000	*	45,000	90,000	0	*
TURNER	HARRY W.	80,000	100,000	180,000	*	50,000	100,000	30,000	*
TUSH	WENDI	30,000	0	30,000	*	30,000	0	0	*
TY IRA SEP	MICHAEL R.	10,000	20,000	30,000	*	10,000	20,000	0	*
UNDERWOOD	HARVEY T. & LYNNE UNDERWOOD	105,000	180,000	285,000	*	90,000	180,000	15,000	*

PRIVATE PLACEMENT SHAREHOLDERS		Shares Beneficially Owned Before Offering						Shares Beneficially Owned after Offering

COMPANY / LAST NAME	FIRST NAME	Shares	Warrants	Total	%	Number of Shares Being Offered	Number of Shares Underlying Warrants Being Offered	Number of Shares	%
VAN DER MEIJ	PETER	100,000	0	100,000	*	100,000	0	0	*
VAN DER POL	D.J. & BROWN BROTHERS HARRIMAN & CO. (ROBERT MANNO, CORPORATE ACTIONS DEPT.)	8,287	0	8,287	*	8,287	0	0	*
VAN ERNST JAKOBS N. V.		217,225	473,532	690,757	1.46%	217,225	473,532	0	*
VAN LOON	AWP	2,000	4,000	6,000	*	2,000	4,000	0	*
VAN LOON	MARTIJN E. J. P.	30,000	60,000	90,000	*	30,000	60,000	0	*
VANSTORY	RICHARD L. & DELORES R VANSTORY	148,000	156,000	504,000	*	148,000	356,000	0	*
VAN'T BLIK	KLAAS	5,000	10,000	15,000	*	5,000	10,000	0	*
VASQUEZ	RICHARD & JACQUELYN L. VASQUEZ	106,000	160,000	266,000	*	80,000	160,000	26,000	*
VEENENDAAL	HERMAN	10,000	20,000	30,000	*	10,000	20,000	0	*
VER DUIN	DARYL J.	10,250	20,000	30,250	*	10,000	20,000	250	*
Verberk	J.C.A.M.	1,100	2,200	3,300	*	1,100	2,200	0	*
VESELAK	MICHAEL	10,000	20,000	30,000	*	0	20,000	10,000	*
VICK, JR.	RUSSELL C.	69,213	14,286	83,499	*	7,143	14,286	62,070	*
VIJVERMAN	GOMAR	200,000	30,000	230,000	*	0	30,000	200,000	*
VISION CORPORATE CONSULTING		20,000	0	20,000	*	20,000	0	0	*
Visser	R.T.W. & Mr. W.W.M.W. van den Bosch	3,000	6,000	9,000	*	3,000	6,000	0	*
WADE	MARTHA R.	19,355	18,000	37,355	*	7,000	18,000	12,355	*
WARD	RICHARD G.	58,333	116,666	174,999	*	58,333	116,666	0	*
WHITE	HERBERT L.	87,106	106,666	193,772	*	33,333	106,666	53,773	*
Willems	M.A.L.M. &	2,500	2,000	4,500	*	1,000	2,000	1,500	*
WILSON	FORREST	26,911	22,222	49,133	*	11,111	22,222	15,800	*
WOELFEL	FRANCIS & JOAN Y.	50,000	100,000	150,000	*	50,000	100,000	0	*
WRENN JR.	LEWIS M.	23,530	47,060	70,590	*	23,530	47,060	0	*
ZACHER	JAMES A.	29,500	20,000	49,500	*	10,000	20,000	19,500	*
ZIMBALIST	ANDREW	13,889	13,889	27,778	*	13,889	13,889	0	*
ZONNEVELD	DE HEER M. RIJS	1,000	2,000	3,000	*	1,000	2,000	0	*
	SUB TOTAL	14,267,202	18,558,839	32,826,041		9,908,445	18,558,839	4,358,757	9.28%

6% CONVERTIBLE DEBENTURE SHAREHOLDERS		Shares Beneficially Owned Before Offering						Shares Beneficially Owned after Offering
COMPANY / LAST NAME	FIRST NAME	Shares	Warrants	Total	%	Number of Shares Being Offered	Number of Shares Underlying Warrants Being Offered	Number of Shares	%
ALPHA CAPITAL AG		864,828	862,069	1,726,897	4.30%	864,828	862,069	0	*
HPC CAPITAL MANAGEMENT		0	51,724	51,724	*	0	51,724	0	*
PALISAIDES EQUITY		863,739	862,069	1,725,808	4.30%	863,739	862,069	0	*
	SUB TOTAL	1,728,567	1,775,862	3,504,429		1,728,567	1,775,862	0	0.00%

	TOTAL	15,995,769	20,334,701	36,330,470		11,637,012	20,334,701	4,358,757	9.28%